Exhibit 99.1

Steele Recording Corporation Changes Name to Steele Resources Corporation and Announces Securities Awareness Campaign.

Carson City, NV, September 1, 2010 – Steele Recording Corporation (OTCBB: SELR) (the ”Company”) , announced today that it has changed its name to Steele Resources Corporation in order to better represent its primary business model of precious metals exploration.  Since its reorganization in June 2010, the Company has been focusing on identifying advanced stage exploration properties that meet its criteria for possible development.  To date, the Company has completed in depth reviews of more than 25 properties in the Western United States and believes it is narrowing the field of prime candidates. The Company’s subsidiary currently holds 30 mineral claims covering approximately 600 acres in Nevada. The Company’s OTCBB trading symbol “SELR” will remain the same.

In conjunction with its name change, the Company announced its plan to start a Securities Awareness Campaign.  A Securities Awareness Campaign is a series of informational releases and/or sponsored messages that share a single idea and theme to create awareness of a company's current business and future objectives and potential. This Campaign may include, in addition to the Company’s current newsletter and website, placing Company information on other mineral exploration related websites, sponsoring research reports, interacting on message boards and distributing press kits and information.

CEO Scott Dockter commented saying, "This is a very positive step as our new corporate name, Steele Resources Corporation, better reflects our primary business model of identifying advanced stage exploration properties and working towards becoming an active gold producer in the state of Nevada.  We are continuously identifying new potential projects in an effort to accomplish that goal, and it is important that shareholders and potential investors have an awareness and understanding of these efforts."

More information about Steele Resources Corporation can be found at www.steeleresources.com.

Investment Factors to Consider

Shareholders and/or potential shareholders should be aware that a Securities Awareness Campaign does not guarantee that a market will develop in the Company's securities and that in the event an active market does develop, the price of the stock may not reflect the fundamental value of the Company. It should be further noted that the Company’s shares are currently held by few shareholders and this may cause   sudden fluctuations  in the price of the Company’s stock.

The Company does not support in any way the use of "spamming" and requests that shareholders immediately contact the Company in the event they receive spam or are aware of such activity.

Safe Harbor Statement

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. Although Steele Resources Corp. believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Steele Resources Corp. cautions investors that any forward-looking statements made by Steele Resources Corp. are not guarantees of future performance and those actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, risks and uncertainties regarding the actual mineralization of Steele Resources Corp.'s mining properties, the unproven nature of and potential changes to Steele Resources Corp.'s business model, the risk that the capital and other resources that Steele Resources Corp. will need to exploit its business model will not be available, and the risks discussed in Steele Resources Corp.'s most recent Form 10-Q dated August 12, 2010 and in Steele Resources Corp.'s future filings with the Securities and Exchange Commission.

Contact:

Scott Dockter
http://www.steeleresources.com
Email: info@steeleresources.com

Tel: 530.672.6225